Exhibit 3.6

THE CAYMAN ISLANDS

THE COMPANIES ACT

(AS AMENDED)

Articles of Association

of

Venus Merger Sub Corp.

Auth Code: F41969136830

www.verify.gov.ky

THE CAYMAN ISLANDS

THE COMPANIES ACT (AS AMENDED)

ARTICLES OF ASSOCIATION

OF

Venus Merger Sub Corp.

(the “Company”)

1.	Table A

The Table ‘A’ in the First Schedule of The Companies Act (As Amended) shall not apply to this Company and the following shall constitute the Articles of Association of the Company.

2.	Definitions and Interpretation

2.1	References in these Articles of Association (“Articles”) to the “Companies Act” shall mean The Companies Act (As Amended) of the Cayman Islands and any statutory amendments or re-enactment thereof. In these Articles, save where the content otherwise requires:

“Directors” and “Board of Directors” means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a board or as a committee thereof, and “Director” means any one of the Directors;

“Members” means those persons whose names are entered in the register of members as the holders of shares and includes each subscriber of the Memorandum pending the issue to him of the subscriber share or shares, and “Member” means any one of them;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“Ordinary Resolution” means a resolution:

passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Act;

“Seal” means the Common Seal of the Company (if any) including any facsimile thereof;

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“Shares” means shares in the capital of the Company, including a fraction of any of them and “Share” means any one of them;

“Special Resolution” means a resolution passed in accordance with Section 60 of the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled, or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

2.2	In these Articles, words and expressions defined in the Companies Act shall have the same meaning and, unless otherwise required by the context, (a) the singular shall include the plural and vice versa; (b) the masculine shall include the feminine and the neuter and references to persons shall include companies and all legal entities capable of having a legal existence; (c) “may” shall be construed as permissive and “shall” shall be construed as imperative; (d) a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America; and (e) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3.	Share Certificates

3.1	Every person whose name is entered as a Member in the Register of Members, shall without payment, be entitled to a share certificate signed by a Director of the Company specifying the share or shares held and the amount paid up thereof, provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one share certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

3.2	If a share certificate is worn out, lost or defaced, it may be renewed on production of the worn out or defaced certificate, or on satisfactory proof of its loss together with such indemnity as the Directors may reasonably require. Any Member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a share certificate.

4.	Issue of Shares

4.1	Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the Directors may determine.

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4.2	The Company may in so far as may be permitted by Companies Act, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

5.	Variation of Rights Attaching to Shares

5.1	If at any time the share capital of the Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

5.2	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

5.3	The Company shall not issue shares to bearer form.

6.	Transfer of Shares

6.1	Subject to such of the restriction of these Articles as may be applicable, any Member may transfer all or any of his shares by an instrument in writing in any usual or common form or any other form which the Directors may approve or on behalf of the transferor and if in respect of a nil or partly paid up share or if so required by the Directors shall also be executed on behalf of the transferee and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

6.2	The Directors may in their absolute discretion to decline to register any transfer of any share, whether or not it is a fully paid share, without assigning any reason for so doing. If the Directors refuse to register a transfer they shall within 2 months of the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.

6.3	All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

6.4	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

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7.	Transmission of Shares

7.1	In case of the death of a Member, the survivor or survivors, or the legal personal representatives of the deceased survivor, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to the shares.

7.2	Any person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or dissolution of a Member shall, upon such evidence being produced as may from time to time be properly required by the Directors, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

7.3	A person becoming entitled to a share by reason of the death, bankruptcy, liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

8.	Redemption and Purchase of Own Shares

8.1	Subject to the provisions of the Companies Act, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company on such terms and in such manner as the Directors may determine before the issue of such shares;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

8.2	A share which is liable to be redeemed by the Company shall be redeemed by the Company giving to the Member notice in writing of the intention to redeem such shares (a “Redemption Notice”) and specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

8.3	Any share in respect of which Redemption Notice has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the Redemption Notice.

8.4	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

8.5	At the date specified in the Redemption Notice, or the date on which the shares are to be purchased, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its Registered Office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase moneys in respect thereof.

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8.6	The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

9.	Fractional Shares

The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression “share” shall include a fraction of a share.

10.	Lien

10.1	The Company shall have a first priority lien and charge on every share (not being a fully paid up share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all shares (other than fully paid up shares) registered in the name of a member for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereon.

10.2	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which the Company has notice, by reason of his death or bankruptcy, winding up or otherwise by operation of Companies Act or court order.

10.3	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.4	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

11.	Calls on Shares

11.1	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each Member shall (subject to receiving at least 14 days’ notice in writing specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The non-receipt of a notice of any call by, or the accidental omission to give notices of a call to, any Members shall not invalidate the call. A call may be revoked or postponed as the Directors may determine.

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11.2	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

11.3	If a sum called in respect of a share is remain unpaid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate not exceeding 10 percent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

11.4	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

11.5	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

11.6	The Directors may make arrangements on the issue of shares, differentiate between the Members, as to the amount of calls to be paid and the times of payment.

11.7	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding 10 percent per annum (unless the Company in general meeting shall otherwise direct), as may be agreed between the Directors and the Member paying the sum in advance.

12.	Forfeiture of Shares

12.1	If a Member fails to pay any call or instalment of a call with any interest on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice in writing on him requiring payment of so much of the call or instalment as is unpaid, together with any interest accrued and expenses incurred by the reason of such non-payment.

12.2	The notice shall name a further day (not earlier than the expiration of 14 days from the date of the service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

12.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect and such forfeiture shall extend to all dividends declared in respect of the share so forfeited but not actually paid before such forfeiture.

12.4	A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the Directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the Directors in their absolute discretion think fit.

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12.5	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

12.6	A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

12.7	When any shares have been forfeited, an entry shall be made in the Register of Members recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of, an entry shall be made of the manner and date of the sale or disposal thereof.

12.8	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum, which by the terms of issue of a share, becomes due and payable at any time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

13.	Alteration of Share Capital

13.1	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

13.2	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(d)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

13.3	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner, authorised and consent required by Companies Act.

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14.	Closing Register of Members or Fixing Record Date

14.1	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the first day of the closure of the Register of Members.

14.2	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

14.3	If the Register of Members is not so closed and no record date is fixed for the determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

15.	General Meeting of Members

15.1	The Directors, whenever they consider necessary or desirable, may convene meetings of the Members of the Company. The Directors shall convene a meeting of Members upon the written requisition of any Members or Members entitled to attend and vote at general meeting of the Company who hold not less than 10 percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists. If the Directors do not convene such meeting for a date not later than 30 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors shall be reimbursed to them by the Company.

15.2	If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

16.	Notice of General Meetings

16.1	At least seven days’ notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company.

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16.2	Notwithstanding the aforesaid Article, a meeting of Members is held in contravention of the requirement to give notice shall be deemed to have been validly held if the consent of all Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

16.3	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

17.	Proceedings at General Meetings

17.1	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall consist of one or more Members present in person or by proxy holding at least a majority of the paid up voting share capital of the Company. If the Company has only one Member, that only Member present in person or by proxy shall be a quorum for all purposes.

17.2	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may decide, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

17.3	At every meeting the Members present shall choose someone of their number to be the chairman (the “Chairman”). If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman, failing which the oldest individual Member present at the meeting or failing any Member personally attending the meeting, the proxy present at the meeting representing the oldest Member of the Company, shall take the chair.

17.4	The Chairman may, with the consent of any meeting, at which a quorum is present (and shall if so directed by the meeting) adjourn any meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

17.5	All business carried out at a general meeting shall be deemed special with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and reports of the Directors and the Company’s auditors, the appointment and removal of Directors, and the appointment and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

17.6	Any one or more Members may participate in a general meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

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18.	Votes of Members

18.1	Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

18.2	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman; or one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid up voting share capital of the Company. Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

18.3	If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

18.4	In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

18.5	A poll demanded on the election of a Chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

18.6	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

18.7	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

18.8	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company held by him and carrying the right to vote have been paid.

19.	Members’ Proxies

19.1	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

19.2	On a poll votes may be given either personally or by proxy. The instrument appointing a proxy shall be deposited at the Registered Office or at such other place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

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20.	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a Member or a Director of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Members or any class of Members of the Company or of the Board of Directors or of a Committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation which he represents as that corporation could exercise if it were an individual Member or Director of the Company.

21.	Directors

21.1	The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association. The Company may by Ordinary Resolution appoint any person to be a Director.

21.2	Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

21.3	Unless and until otherwise determined by an Ordinary Resolution of the Company, the Directors shall not be less than one in number, and there shall be no maximum number of Directors.

21.4	The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.

21.5	The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

21.6	The Directors shall have power at any time and from time to time to appoint any other person as a Director, either to fill a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution.

22.	Alternate Director

22.1	Any Director may in writing appoint another Director or another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present and may at any time in writing to revoke the appointment of an alternate appointed by him. Every such alternate shall be entitled to be given notice of meetings of the Directors and to attend and vote thereat as a Director at any such meeting at which the person appointing him is not personally present and generally at such meeting to have and exercise all the powers, right, duties and authorises of the Director appointing him.

22.2	An alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. A Director may at any time in writing revoke the appointment of an alternate appointed by him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and terminate.

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22.3	Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

23.	Officers

23.1	The Directors of the Company may, by resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a president, one or more vice presidents, a secretary, and a treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the Directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president, but otherwise to perform such duties as may be delegated to them by the president, the secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

23.2	Any person may hold more than one office and no officer need be a Director or Member of the Company. The officers shall remain in relevant office until removed from the said office by the Directors, whether or not a successor is appointed.

23.3	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

24.	Powers and Duties of Directors

24.1	The business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the setup and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business affairs of the Company as are not required by the Companies Act or by these Articles required to be exercised by the Members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Companies Act and to such requirements as may be prescribed by resolution of the Members, but no requirement made by resolution of the Members shall prevail if it was inconsistent with these Articles nor shall such resolution invalidate any prior act of the Directors which would have been valid if such resolution had not been made.

24.2	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.
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24.3	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

25.	Committees of Directors

25.1	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

25.2	The Directors may establish any committees, local boards or agencies for managing any of the businesses and affairs of the Company, and may appoint any persons to be members of such committees, local boards, managers or agents for the Company and may fix their remuneration and may delegate to any committees, local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with the power to sub-delegate, and may authorise the members of any committees, local boards or agencies, or any of them, to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment and delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

26.	Disqualification of Directors

The office of Director shall be automatically vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;
(b)	is found to be or becomes of unsound mind;
(c)	resigns his office by notice in writing to the Company;
(d)	is removed from office by Ordinary Resolution;
(e)	is convicted of an arrestable offence; or
(f)	dies.

27.	Proceedings of Directors

27.1	The meetings of the Board of Directors and any committee thereof shall be held at such place or places as the Directors shall decide.

27.2	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman for the meeting. If the Directors are unable to choose a chairman, for any reason, then the seniority Director present at the meeting shall preside as the chairman of the meeting.

27.3	The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the chairman shall have a second or casting vote. A Director may at any time summon a meeting of the Directors. If the Company shall have only one Director, the provisions hereinafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record written resolutions and sign as a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.
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27.4	Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

27.5	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be more than two Directors shall be two, and if there be two or less Directors shall be one. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

27.6	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

27.7	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

27.8	The Directors shall cause to be entered and kept in books or files provided for the purpose minutes or memoranda of the following (where applicable): -

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors, and any alternate Director who is not also a Director, present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings of all meetings of the Members, all meetings of the Directors and all meetings of committees and, where the Company has only one Member and/or one Director, all written resolutions of the decisions of the sole Member and/or the sole Director;

and any such minutes or memoranda of any meeting or decisions of the Directors, or any committee, or of the Company, if purporting to be signed by the chairman of such meeting, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated therein.

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27.9	When the Chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

27.10	A resolution in writing signed by a majority of the Directors for the time being shall be as valid and effectual for all purposes as a resolution of the Directors passed at a meeting of the Directors duly called and constituted. Such resolution in writing may consist of several documents each signed by one or more of the Directors.

27.11	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

27.12	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within 15 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of their meetings.

27.13	A committee appointed by the Directors may meet and adjourn as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

27.14	All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it was afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

28.	Dividends

28.1	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

28.2	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company may by Ordinary Resolution declare final dividends, but no dividend shall exceed the amount recommended by the Directors.

28.3	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution of the Company such sums as they think proper as a reserve or reserves which shall, at the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the Directors’ absolute discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

28.4	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.
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28.5	Any dividend may be paid by cheque or warrant sent through the post directed to the registered address of the Member or person entitled thereto (or in case of joint holders, to the registered address of any one of such joint holders whose name stands first on the Register of Members of the Company in respect of the joint holding) or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent, but in any event the Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend, bonus, interest or other monies lost to the Member or person entitled thereto by the forged endorsement of any cheque or warrant. Any payment of the cheque or warrant by the Company’s banker on whom it is drawn shall be a good discharge to the Company.

28.6	The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

28.7	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

28.8	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

28.9	No dividend shall bear interest against the Company.

29.	Accounts and Audit

29.1	The Directors shall cause books of account relating to the Company’s affairs to be kept in such manner as may be determined from time to time by the Directors.

29.2	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

29.3	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or authorised by the Directors or by the Company by ordinary resolution.

29.4	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Companies Act or authorised by resolution of the Directors.
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30.	Capitalisation of Profits

30.1	Subject to the Companies Act, the Directors may, with the authority of an Ordinary Resolution, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including a share premium account and capital redemption reserve), or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts (if any) for the time being unpaid on any shares held by such Members respectively, or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in the one way and partly in the other. Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members of the Company as fully paid bonus shares.

30.2	Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

31.	Share Premium Account

31.1	The Board of Directors shall in accordance with the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

31.2	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

32.	Indemnity

Subject to the provisions of the Companies Act and in the absence of fraud or wilful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or
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(b)	is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

33.	Notices

33.1	Notice shall be in writing and may be given by the Company or by the person entitled to give notice to any Member either personally by electronic mail, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register of Members in respect of the share.

33.2	Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

33.3	Any notice, if served by (a) post, shall be deemed to have been served 5 days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served 5 days after the time when the letter containing the same is delivered to the courier or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) electronic mail, shall be deemed to have been served upon confirmation of receipt, or (d) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service provider.

33.4	A notice may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or insolvency of a Member by sending it through the post in a prepaid letter, by airmail if appropriate addressed to them by name or by the title of representatives of the deceased or assignee or trustee of the bankrupt or insolvent or by a like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death, bankruptcy or insolvency had not occurred.

33.5	Notice of every general meeting shall be given in the manner hereinbefore authorised to:

(a)	all Members who have a right to receive notice and who have supplied the Company with an address for the giving of notices to them and in case of joint holder, the notice shall be sufficient if given to the first named joint holder in the Register of Members; and

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notice of general meetings.

34.	Seal

34.1	The Directors shall provide for the safe custody of the Seal of the Company. The Seal when affixed to any instrument shall be witnessed by a Director or the secretary or officer of the Company or any other person so authorised from time to time by the Directors or of a committee of the Directors authorised by the Directors on that behalf. The Directors may provide for a facsimile of the Seal and approve the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal has been affixed to such instrument and the same had been signed as hereinbefore described.
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34.2	Notwithstanding the foregoing, a director or officer, representative or attorney of the Company shall have the authority to affix the Seal, or a duplicate of the Seal, over his signature alone on any instrument or document required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

35.	Winding Up

35.1	If the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in specie or cash the whole or any part of the assets of the Company whether they shall consist of property of the same kind or not and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

35.2	Without prejudice to the rights of holders of shares issued upon special terms and conditions, if the Company shall be wound up, and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

36.	Amendment of Memorandum and Articles of Association

The Company may alter or modify the provisions contained in these Memorandum and Articles of Association as originally drafted or as amended from time to time by a Special Resolution and subject to the Companies Act and the rights attaching to the various classes of shares.

37.	Registration By Way of Continuation

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken in accordance to the Companies Act to effect the transfer by way of continuation of the Company.

38.	Financial Year

Unless the Directors otherwise specify, the financial year of the Company:

(a)	shall end on 31st December in the year of its incorporation and each following year; and

(b)	shall begin when it was incorporated and on 1st January in each following year.
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NAME AND ADDRESS OF SUBSCRIBER

Sertus Nominees (Cayman) Limited

Sertus Chambers, Governors Square,

Suite # 5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman, KY1-1104,

Cayman Islands

/s/ Susan Thompson

Susan Thompson

Authorised Signatory

DATED this 24th day of May, 2021

/s/ Burnette Pope

Witness to the above signature:

Burnette Pope

Sertus Chambers, Governors Square,

Suite # 5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman, KY1-1104,

Cayman Islands

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